EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 17, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2010 – July 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.7%	2.4%	-5.0%	7.5%	-3.9%	-2.1%	1.2%	-2.1%	10.0%	-28.6%	-0.2	-0.3
B**	2.7%	2.3%	-5.3%	6.9%	-4.5%	-2.7%	0.5%	-2.7%	10.0%	-29.9%	-0.2	-0.4
Legacy 1***	2.8%	2.5%	-3.8%	9.4%	-1.9%	-0.1%	N/A	-0.1%	9.8%	-23.7%	0.0	0.0
Legacy 2***	2.8%	2.5%	-4.0%	9.3%	-2.1%	-0.4%	N/A	-0.4%	9.8%	-24.4%	0.0	-0.1
Global 1***	2.7%	2.4%	-3.7%	10.0%	-1.4%	-0.3%	N/A	-0.3%	9.4%	-21.9%	0.0	0.0
Global 2***	2.7%	2.4%	-3.8%	9.8%	-1.6%	-0.6%	N/A	-0.6%	9.4%	-22.4%	0.0	-0.1
Global 3***	2.7%	2.3%	-4.7%	8.2%	-3.2%	-2.2%	N/A	-2.2%	9.4%	-26.2%	-0.2	-0.3

S&P 500 Total Return Index****	2.4%	3.2%	4.4%	12.4%	18.0%	16.5%	7.8%	16.5%	11.8%	-16.3%	1.4	2.5
Barclays Capital U.S. Long Gov Index****	2.2%	0.7%	-3.9%	6.3%	0.4%	6.3%	6.5%	6.3%	11.9%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	38%					38%
Energy	8%	Short	Crude Oil	2.8%	Short	8%	Short	Crude Oil	2.8%	Short
			Brent Crude Oil	2.2%	Short			Brent Crude Oil	2.2%	Short
Grains/Foods	14%	Long	Corn	3.1%	Long	14%	Long	Corn	3.1%	Long
			Soybeans	1.6%	Long			Soybeans	1.6%	Long
Metals	16%	Short	Gold	5.4%	Short	16%	Short	Gold	5.4%	Short
			Silver	3.0%	Short			Silver	3.0%	Short
FINANCIALS	62%					62%
Currencies	26%	Long $	Euro	3.4%	Short	26%	Long $	Euro	3.4%	Short
			Japanese Yen	3.0%	Short			Japanese Yen	3.0%	Short
Equities	20%	Long	S&P 500	3.9%	Long	20%	Long	S&P 500	3.9%	Long
			Dax Index	2.3%	Long			Dax Index	2.3%	Long
Fixed Income	16%	Long	Eurodollars	2.7%	Long	16%	Long	Eurodollars	2.7%	Long
			U.S. 2-Year Treasury Notes	1.3%	Long			U.S. 2-Year Treasury Notes	1.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell after the U.S. Energy Information Administration reported domestic inventories were larger than expected.  Natural gas markets rallied to a 1-month high as forecasts for warmer weather indicated greater demand.

Grains/Foods
U.S. grains markets moved lower due to favorable weather conditions in key U.S. farming regions.  Coffee markets rose due to a combination of heavy rains in southeast Asia, bullish demand, and a firmer Brazilian real.  The cocoa market also finished higher and was driven by data which showed elevated demand from Europe.

Metals
Gold markets declined to a 7-year low, pressured by heavy selling by commodity speculators.  Reduced demand for safe-haven assets also helped drive down gold prices.  Copper markets fell as a result of weak demand data from China.

Currencies
The U.S. dollar rallied to a six-week high after the U.S. Federal Reserve supported speculation it would raise interest rates in September.  The British pound strengthened after the Bank of England suggested a U.K. interest rate hike could be imminent.  The euro declined sharply to a 7-week low as the European Central Bank reiterated its commitment to support the region via its quantitative easing initiatives.

Equities
Global equity markets moved higher after the Greek Parliament agreed to the necessary austerity measures needed to get bailout assistance from the Eurozone.  Bullish corporate earnings in the U.S., especially in the technology sector, also supported higher prices.

Fixed Income
U.S. Treasury markets moved sharply higher after data showed increased demand from international investors.  German Bund markets also moved higher, buoyed by early-week concerns the Greek government would reject proposed austerity measures and forfeit its most recent bailout package.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.